SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2000

CHESHIRE DISTRIBUTORS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26186	84-1209978
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification Number)

1599 Post Road East, Westport, CT 06880
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (203) 255-4116

Item 5.            Other Events

On December 14, 2000, Mr. Lev Greenberg, the Chairman and President of Cheshire Distributors, Inc. (the "Company"), was appointed by the Board of Directors to the additional post of Chief Executive Officer. Mr Greenberg replaced Willem Oost-Lievense, who had previously held that position. Mr. Greenberg is also the largest shareholder of the Company, currently owning approximately 8,472,979 shares of common stock, which represents approximately 77% percent of the outstanding shares.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESHIRE DISTRIBUTORS, INC.

Date: December 22, 2000	By:	/s/ Gilad Gat
Gilad Gat, Secretary, Treasurer and a Director